UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 9, 2022

On Track Innovations Ltd.

(Exact Name of Registrant as Specified in Its Charter)

Israel

(State or Other Jurisdiction of Incorporation)

000-49877	N/A
(Commission File Number)	(IRS Employer Identification No.)

Hatnufa 5, Yokneam Industrial Zone, Yokneam, Israel	2069200
(Address of Principal Executive Offices)	(Zip Code)

011 972 4 6868000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the completion on June 9, 2022 of the transactions contemplated by that certain Agreement and Plan of Merger, dated March 17, 2022 (the “Merger Agreement”), by and among On Track Innovations Ltd. (the “Company”), Nayax Ltd., a public company limited by shares formed under the laws of the State of Israel (the “Parent”), and OTI Merger Sub Ltd., an Israeli private company and a wholly owned subsidiary of the Parent (the “Merger Sub”). Pursuant to the terms and conditions set forth in the Merger Agreement, on June 9, 2022, the Merger Sub merged with and into the Company (the “Merger”), with the Company surviving as a wholly owned subsidiary of the Parent. At the effective time of the Merger (the “Effective Time”), each ordinary share (“Ordinary Share”), par value NIS 0.1 per share, of the Company that was issued and outstanding immediately prior to the Effective Time (other than shares owned by the Company) was automatically converted into the right to receive $0.0599 per share in cash, without interest and subject to applicable withholding tax. The total consideration paid in the Merger was $4.5 million (the “Merger Consideration”).

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note is incorporated by reference into this Item 2.01.

In addition, at the Effective Time, each option to acquire Ordinary Shares granted under the Company’s 2001 Share Option Plan, which was outstanding immediately prior to the Effective Time (whether or not then vested or exercisable) was terminated for no cost and each restricted share granted under the Company’s 2021 Incentive Equity Plan, which was outstanding immediately prior to the Effective Time (whether or not then vested) was accelerated, and such shares participated in the Merger pursuant to the Merger Agreement (without any increase to the aggregate Merger consideration).

The description of the Merger is qualified in its entirety by reference to the Merger Agreement filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on March 17, 2022, and is incorporated by reference herein.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03. In connection with the completion of the Merger, the Company notified the OTC Markets on June 9, 2022, that, effective on that date, (i) each Ordinary Share of the Company that was issued and outstanding immediately prior to the Effective Time (other than shares owned by the Company, Parent or the Merger Sub) was automatically converted into the right to receive the applicable pro rata portion of the Merger Consideration. As a result, trading in the Ordinary Shares was halted and suspended prior to market open on June 9, 2022.

Item 5.01 Change in Control of Registrant.

The information set forth in the Introductory Note and under Item 2.01 is incorporated by reference into this Item 5.01.

As a result of the completion of the Merger, a change in control of the Company occurred, and the Company became a wholly owned subsidiary of the Parent.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note is incorporated by reference into this Item 5.02.

On June 9, 2022, in connection with the Merger, all members of the board of directors of the Company ceased to serve in such capacity at the Effective Time. These departures were not a result of any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

In connection with the completion of the Merger, Amir Eilam, Chief Executive Officer of the Company, and Assaf Cohen, Chief Financial Officer of the Company, are receiving cash bonuses of NIS 192,500 and NIS 157,500, respectively, 50% of which payable immediately following the completion of the Merger, and an additional 50% payable upon the lapse of one year following the date hereof, subject to certain conditions.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

2.1	Agreement and Plan of Merger, dated March 17, 2022, by and among On Track Innovations Ltd., Nayax Ltd. and OTI Merger Sub Ltd. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 17, 2022).*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The registrant agrees to furnish supplemental a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

On Track Innovations Ltd.

Date: June 9, 2022	By:	/s/ Assaf Cohen
	Name:	Assaf Cohen
	Title:	Chief Financial Officer

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